EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

State or Jurisdiction
   of Organization                          Subsidiaries
---------------------   ------------------------------------------------------
Delaware                Bridge Oil (U.S.A.) Inc.
Delaware                DMLP Co.
Netherlands             D, P & D Investments B.V.
Delaware                Mesa Environmental Ventures Co.
Texas                   Mesa Offshore Royalty Partnership
Delaware                Parker & Parsley Argentina, Inc.
Australia               Parker & Parsley Petroleum Australia Holdings Pty
                          Limited
Australia               Parker & Parsley Petroleum Australia Pty Limited
Delaware                Pioneer International Resources Company
Texas                   Pioneer Natural Gas Company
Delaware                Pioneer Natural Resources Alaska, Inc.
Cayman Islands          Pioneer Natural Resources Anaguid Ltd.
Argentina               Pioneer Natural Resources (Argentina) S.A.
Cayman Islands          Pioneer Natural Resources Borj El Khadra Ltd.
Canada                  Pioneer Natural Resources Canada Inc.
Cayman Islands          Pioneer Natural Resources (Cayman) Ltd.
Texas                   Pioneer Natural Resources  Scholarship Foundation
South Africa            Pioneer Natural Resources South Africa (Pty) Limited
Argentina               Pioneer Natural Resources (Tierra Del Fuego) S.A.
Cayman Islands          Pioneer Natural Resources Tunisia Ltd.
Delaware                Pioneer Natural Resources USA, Inc.
Bahamas                 Pioneer Resources Africa, Ltd.
Bahamas                 Pioneer Resources Gabon - Olowi Ltd.
Texas                   Pioneer Uravan, Inc.
Delaware                Westpan NGL LP
Delaware                Westpan Properties, Inc.
Nevada                  Westpan Resources Company
Delaware                Westpan Resources LP


                        Partnerships that Pioneer Natural Resources USA, Inc. is the managing general partner

Delaware                Parker & Parsley 87-A Conv., Ltd.
Delaware                Parker & Parsley Private Investment 88, L.P.
Delaware                Parker & Parsley Private Investment 89, L.P.
Delaware                Parker & Parsley 90 Spraberry Private Development, L.P.
Texas                   Midkiff Development Drilling Program, Ltd.






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